PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated December 20, 2019)	File No. 333-234073

PREDICTIVE ONCOLOGY INC.

4,222,288 Shares

Common Stock

We are offering 4,222,288 shares (“Shares”) of our common stock, par value $0.01 per share, at an offering price of $1.75 per share, to certain institutional and accredited investors pursuant to this prospectus supplement and the accompanying prospectus. In a concurrent private placement, we are also selling to such investors warrants (the “Warrants”) to purchase up to an aggregate of 2,111,144 shares of our common stock. Each Warrant is exercisable at an exercise price of $2.00 per share. The Warrants are exercisable immediately upon issuance and will expire five and one-half years from the issue date. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, nor are such Warrants and Warrant Shares being offered pursuant to such prospectus supplement and the accompanying prospectus. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “POAI.” The closing price of our common stock on February 10, 2021 as reported by Nasdaq, was $1.86 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5  of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

As of February 10, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or “public float,” was $56,883,099, based on 32,230,047 shares of outstanding common stock, of which 1,647,736 shares are held by affiliates, and a per share price of $1.86, which represents the closing price of our common stock on February 10, 2021. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold our securities pursuant to General Instruction I.B.6 of Form S-3 in the aggregate amount of $11,571,972, as calculated under such General Instruction. Pursuant to such General Instruction, in no event will we sell securities in a public primary offering in reliance on such General Instruction with a value exceeding one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million. Following the sale of Shares in this offering, we will have sold securities with an aggregate market value of approximately $18,960,976 pursuant to General Instruction I.B.6 of Form S-3 during the 12-month calendar period that ends on and includes the date hereof.

	PER SHARE	TOTAL
Offering price	$1.75	$7,389,004.00
Placement agent fees (1)	$0.14875	$628,065.34
Proceeds to us, before expenses (2)	$1.60125	$6,760,938.66

(1)	We will pay the placement agent a cash commission fee equal to 7.5% and a management fee equal to 1.0% of the aggregate gross proceeds to us from the sale of the Shares in the offering. In addition, we have agreed to pay the placement agent for certain expenses and to issue to the placement agent or its designees unregistered warrants to purchase a number of shares of common stock equal to 7.5% of the aggregate number of shares of common stock sold in this offering. See “Plan of Distribution” on page S-9 of this prospectus supplement for more information regarding the placement agent’s compensation.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the warrants being issued in the concurrent private placement or the warrants being issued to the placement agent.

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of these securities nor is it required to arrange for our sale of any specific number or dollar amount of securities but have agreed to use their reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock offered hereby is expected to take place on or about February 16, 2021, subject to satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 10, 2021

TABLE OF CONTENTS

Prospectus Supplement

About this Prospectus Supplement	S-iv
Prospectus Supplement Summary	S-1
The Offering	S-3
Risk Factors	S-5
Special Note Regarding Forward-Looking Statements	S-6
Use of Proceeds	S-7
Dilution	S-7
Private Placement Transaction and Warrants	S-8
Plan of Distribution	S-9
Legal Matters	S-11
Experts	S-11
Where You Can Find More Information	S-11
Important Information Incorporated by Reference	S-12

Prospectus

About this Prospectus	i
The Company	1
Risk Factors	3
Note Regarding Forward Looking Statements	4
Use of Proceeds	6
Description of Capital Stock	7
Description of Warrants	14
Description of Debt Securities	16
Description of Units	24
Plan of Distribution	25
Legal Matters	27
Experts	27
Incorporation of Certain Information by Reference	27

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 20, 2019, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context requires otherwise or unless otherwise indicated, all references to “Predictive Oncology,” “the Company,” “we,” “our,” or “us,” or similar references refer collectively to Predictive Oncology Inc.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us. You should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus supplement, including statements under this summary and “Risk Factors” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus

The Company

Predictive Oncology Inc. (NASDAQ: POAI) operates in two business areas: first, application of artificial intelligence (“AI”) in our precision medicine business, to provide AI-driven predictive models of tumor drug response to improve clinical outcomes for patients and to assist pharmaceutical, diagnostic, and biotech industries in the development of new personalized drugs and diagnostics; and second, production of the United States Food and Drug Administration-cleared STREAMWAY® System for automated, direct-to-drain medical fluid disposal and associated products.

We have three operating divisions: Skyline Medical, Helomics and Soluble. Skyline consists of the STREAMWAY System product sales. The Helomics division consists of clinical testing and contract research. Our Soluble Biotech division is a provider of soluble and stable formulations for proteins. Our TumorGenesis subsidiary is specializes in media’s that help cancer cells grow and retain their DNA/RNA and proteomic signatures providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. . Going forward, we have determined that we will focus our resources on the Helomics division and our primary mission of applying AI to precision medicine and drug discovery.

S-1

Recent Developments

In May 2020, the Company acquired the businesses of Soluble Therapeutics, Inc. and BioDtech, Inc. via the purchase of substantially all of their assets. The Soluble Therapeutics business offers services to pharmaceutical and biotech companies to screen proteins for both solubility and stability, with possible applications to vaccines, antibodies and other proteins used in disease treatment. The acquired technologies also specialize in removing, identifying, and isolating endotoxins from products that are used by researchers to culture cells and to help identify endotoxins that maybe hidden within a protective matrix.

In July 2020, the Company entered into an Asset Purchase Agreement with Quantitative Medicine LLC (“QM”), a Delaware limited liability company and its owners and simultaneously completed the acquisition of substantially all of QM’s assets owned by Seller. QM is a biomedical analytics and computational biology company that developed a novel, computational drug discovery platform called CoRE. CoRE is designed to dramatically reduce the time, cost, and financial risk of discovering new therapeutic drugs by predicting the main effects of drugs on target molecules that mediate disease. In exchange for QM’s assets, including CoRE, the Company provided consideration in the form of 954,719 shares of common stock, which, when issued, had a fair value of $1,470,267. One half of the shares issued or 477,359 shares were deposited and held in escrow upon issuance, while 207,144 of the remaining shares were issued to Carnegie Mellon University (“CMU”) in satisfaction of all pre-closing amounts owed to CMU under a technology licensing agreement that was assumed by the Company on the closing date. Half of the shares held in escrow will be released on the six month anniversary of the closing date, and the other half will be released on the one year anniversary of the closing date; provided, however, that all or some of the escrow shares may be released and returned to the Company for reimbursement in the event that the Company suffers a loss against which the Selling Parties have indemnified the Company pursuant to the Agreement.

On January 8, 2021, the Company entered into a Securities Purchase Agreement dated January 8, 2021 with purchasers pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 3,655,840 shares of its common stock, at a purchase price of $0.842 per share, for gross proceeds of approximately $3.074 million. The Company also agreed to issue to the purchasers unregistered warrants to purchase up to an aggregate of 1,825,420 shares of common stock. The warrants have an exercise price equal to $0.80 per share, are exercisable immediately upon issuance and will expire five and one-half years from the issuance date. The Company granted to H.C. Wainwright & Co., LLC or its designees warrants to purchase an aggregate of up to of 273,813 shares of its common stock at an exercise price of $1.0525 per share. Such issuances were completed on January 12, 2021.

On January 18, 2021, the Company entered into a Securities Purchase Agreement dated January 18, 2021 with purchasers pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 2,200,000 shares of its common stock, at a purchase price of $1.00 per share, for gross proceeds of approximately $2.2 million. The Company also agreed to issue to the purchasers unregistered warrants to purchase up to an aggregate of 1,100,000 shares of common stock. The warrants have an exercise price equal to $1.00 per share, are exercisable immediately upon issuance and will expire five and one-half years from the issuance date. The Company granted to H.C. Wainwright & Co., LLC or its designees warrants to purchase an aggregate of up to of 165,000 shares of its common stock at an exercise price of $1.25 per share. Such issuances were completed on January 21, 2021.

On January 22 2021, the Company entered into a Securities Purchase Agreement dated January 22, 2021 with purchasers pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 3,414,970 shares of its common stock, at a purchase price of $1.20 per share, for gross proceeds of approximately $4.1 million. The Company also agreed to issue to the purchasers unregistered warrants to purchase up to an aggregate of 1,707,485 shares of common stock. The warrants have an exercise price equal to $1.37 per share, are exercisable immediately upon issuance and will expire five and one-half years from the issuance date. The Company granted to H.C. Wainwright & Co., LLC or its designees warrants to purchase an aggregate of up to of 256,123 shares of its common stock at an exercise price of $1.50 per share. Such issuances were completed on January 26, 2021 (such financing, together with the financings that were completed on January 12, 2021 and January 21, 2021, are referred to as the “January 2021 Financings”).

Corporate Information

We were originally incorporated on April 23, 2002 in Minnesota as BioDrain Medical, Inc. Effective August 6, 2013, BioDrain Medical, Inc. changed its name to Skyline Medical Inc. Pursuant to an Agreement and Plan of Merger effective December 16, 2013, Skyline Medical Inc. merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware corporation as the surviving corporation of the merger. On August 31, 2015, Skyline Medical Inc. completed a successful offering and concurrent uplisting to The NASDAQ Capital Market. On February 1, 2018, Skyline Medical Inc. filed with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation to change its corporate name from Skyline Medical Inc. to “Precision Therapeutics Inc.” On June 10, 2019, Precision Therapeutics Inc. filed with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation to change its corporate name from Precision Therapeutics Inc. to “Predictive Oncology Inc.” Because of this change, the Company’s common stock traded under the new ticker symbol “POAI,” effective June 13, 2019. Skyline Medical remains as a division of Predictive and principally manufactures the STREAMWAY System.

Our address is 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Our telephone number is (651) 389-4800, and our website address is http://www.predictive-oncology.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

Risk Factors

Our business is subject to numerous risks. For a discussion of the risks you should consider before purchasing our securities, see “Risk Factors” on page S-5 of this prospectus supplement.

S-2

THE OFFERING

	Offering Price	$1.75 per share

	Securities offered by us	4,222,288 shares of our common stock.

	Common stock outstanding immediately before this offering (1)	32,230,047 shares

	Common stock outstanding immediately after this offering (1)(2)	36,452,335 shares

	Proceeds of offering	We estimate that the net proceeds from the offering, after deducting placement agent fees and estimated offering expenses, will be approximately $6,629,989

	Concurrent private placement of Warrants	In a concurrent private placement, we are selling to investors in this offering Warrants to purchase an aggregate of 2,111,144 shares of our common stock, representing 50% of the shares of our common stock that may be purchased in this offering. The Warrants are exercisable at an exercise price of $2.00 per share, subject to certain adjustments, are exercisable immediately upon issuance and will expire five and one-half years from the issue date. The Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Warrants and the Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

	Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.
Risk factors

An investment in our securities involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 3 of the accompanying prospectus and in the information incorporated by reference into this prospectus supplement, including the risks discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, for a discussion of factors you should carefully consider before deciding to invest in our securities.

	Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “POAI.”

(1)

The number of shares of our common stock to be outstanding immediately before and immediately after this offering is based on 32,230,047 shares of common stock outstanding as of February 10, 2021, which excludes:

S-3

	•	An aggregate of 2,111,144 shares of our common stock issuable upon the exercise of the Warrants to be issued to the investors in this offering in the concurrent private placement at an exercise price of $2.00 per share;

	•	1,007,616 shares of our common stock issuable upon the exercise of stock options outstanding as of February 10, 2021, having a weighted average exercise price of $8.01 per share;

	•	202,885 shares of our common stock available as of February 10, 2021 for future issuance under to our Amended and Restated 2012 Stock Incentive Plan; and

	•	11,354,963 shares of our common stock issuable upon the exercise of common stock purchase warrants outstanding as of February 10, 2021, including the warrants issued in the January 2021 Financings, having a weighted-average exercise price of $3.67 per share.

	•	Up to 461,132 shares of our common stock that could be issued pursuant to the conversion of convertible notes held by an investor as of February 10, 2021, at varying conversion prices reflecting discounts to the then-current market value of the common stock on the date of conversion.

(2)	The number of shares of our common stock to be outstanding immediately after this offering also excludes up to 316,672 shares of our common stock issuable upon exercise of the placement agent warrants to be issued in connection with this offering at an exercise price of $2.1875 per share. The placement agent warrants are not covered by this prospectus supplement.

S-4

RISK FACTORS

An investment in our common stock involves a number of risks. Before deciding to invest in our common stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 as modified under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any prospectus supplement that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below, and in the documents referenced above, are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to this Offering

Management will have broad discretion over the use of the net proceeds from the sale of shares by us that are not used for debt repayment and may apply such net proceeds in ways that do not improve our operating results or increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering that are not used for debt repayment and could spend the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the sale of 4,222,288 shares in this offering at the public offering price of $1.75 per Share, and after deducting placement agent fees and estimated offering expenses payable by us, and assuming no exercise of the warrants offered in the concurrent private placement, and based on a net tangible book value of our common stock of $(0.24) per share as of September 30, 2020 and a pro forma net tangible book value of our common stock of $0.26 giving effect to the January 2021 Financings and the Other Issuances (as defined under “Dilution” below), if you purchase shares in this offering, you will suffer immediate and substantial dilution of $1.33 per share in the net tangible book value of common stock on a pro forma as adjusted basis. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

S-5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus and the accompanying prospectus supplement are “forward-looking statements” that indicate certain risks and uncertainties related to the Company, many of which are beyond the Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this report. Important factors that may cause actual results to differ from projections include:

•	We may not be able to continue operating without additional financing;

•	Current negative operating cash flows;

•	Our capital needs to accomplish our goals, including any further financing, which may be highly dilutive and may include onerous terms;

•	Significant debt repayments due in less than one year, which the Company may need to extend or restructure, with no assurance that this will be possible;

•	Risks related to recent and future acquisitions, including the possibility of further impairment of goodwill and risks related to the benefits and costs of acquisition;

•	Risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns;

•	Risk related to the protection of our intellectual property or any future legal claims relating to intellectual property;

•	The impact of competition;

•	Acquisition and maintenance of any necessary regulatory clearances applicable to applications of our technology;

•	Inability to attract or retain qualified senior management personnel, including sales and marketing personnel;

•	Risk that we never become profitable if our product is not accepted by potential customers;

•	Possible impact of government regulation and scrutiny;

•	Unexpected costs and operating deficits, and lower than expected sales and revenues, if any;

•	Adverse results of any legal proceedings;

•	The volatility of our operating results and financial condition,

•	Management of growth;

•	Risk that our business and operations will continue to be materially and adversely affected by the COVID-19 pandemic, which has impacted on a significant supplier; has resulted in delayed production and less efficiency; and has impacted on our sales efforts, accounts receivable, and terms demanded by suppliers; and may impact financing transactions; and

•	Other specific risks that may be alluded to in this prospectus or documents incorporated herein.

S-6

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Information regarding market and industry statistics contained in this prospectus supplement and the accompanying prospectus is included based on information available to the Company that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this prospectus supplement and the accompanying prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 4,222,288 Shares that we are offering will be approximately $6,629,989, after deducting the estimated placement agent fees and offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Except as noted above, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

DILUTION

Our net tangible book value as of September 30, 2020 was approximately $(3,920,851), or $(.24) per share, based on 16,593,283 shares of common stock outstanding as of September 30, 2020. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this public offering.

Our pro forma net tangible book value as of September 30, 2020, was approximately $8.5 million, or $0.26 per share, after giving effect to (i) the sale in the January 2021 Financings of a total of 9,265,810 shares of common stock at a weighted average offering price of $0.90 per share, after deducting placement agent fees and offering expenses paid by us and (ii) the issuance of an aggregate 6,370,954 shares of common stock from October 1, 2020 through February 10, 2021 as a result of the exercise of outstanding investor warrants and the conversion of certain convertible notes and sales under an equity line arrangement with an investor (the “Other Issuances”) at a weighted average exercise price, conversion price or sale price (as the case may be) of $0.80 per share.

After giving effect to the January 2021 Financings and the Other Issuances and the sale in this offering of 4,222,288 Shares of common stock at the offering price of $1.75 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $15.1 million, or $0.38 per share. This represents an immediate increase in pro forma net tangible book value of $0.21 per share to existing stockholders and immediate dilution in net tangible book value of $1.33 per share to investors purchasing our common stock in this offering at the offering price.

S-7

The following table illustrates this dilution on a per share basis:

Offering price per share		$1.75
Net tangible book value per share as of September 30, 2020	$(0.24)
Pro forma increase in net tangible book value per share attributable to pro forma adjustments for the January 2021 Financings and the Other Issuances	$0.50
Pro forma net tangible book value per share at September 30, 2020, before giving effect to this offering	$0.26
Increase per share attributable to investors purchasing our common stock in this offering	$0.16
Pro forma as adjusted net tangible book value per share as of September 30, 2020, after this offering		$0.42
Dilution in net tangible book value per share to investors purchasing our common stock in this offering		$1.33

The amounts above are based on 16,593,283 shares of common stock outstanding as of September 30, 2020. In addition, the amounts above assume no exercise of outstanding options or warrants or conversions of convertible securities or other issuances of common stock or securities exercisable or convertible into common stock since September 30, 2020. The number of shares of common stock expected to be outstanding after this offering excludes:

•	836,655 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, having a weighted average exercise price of $9.96 per share;

•	389,264 shares of our common stock available as of September 30, 2020 for future issuance under to our Amended and Restated 2012 Stock Incentive Plan; and

•	7,257,883 shares of our common stock issuable upon the exercise of common stock purchase warrants outstanding as of September 30, 2020, having a weighted-average exercise price of $5.36 per share.

•	up to 3,319,903 shares of our common stock that could be issued pursuant to the conversion of convertible notes held by an investor as of September 30, 2020, at varying conversion prices reflecting discounts to the then-current market value of the common stock on the date of conversion

To the extent options, warrants, or other convertible securities outstanding as of September 30, 2020 have been or may be exercised or converted, or other shares have been issued, there may be further dilution to investors.

PRIVATE PLACEMENT TRANSACTION AND WARRANTS

In a concurrent private placement, we are selling to investors in this offering Warrants to purchase an aggregate of 2,111,144 shares of our common stock, representing 50% of the shares of our common stock that may be purchased in this offering. The Warrants are exercisable at an exercise price of $2.00 per share, subject to certain adjustment, are exercisable immediately upon issuance and will expire five and one-half years from the issue date.

The exercise price and number of shares of common stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

S-8

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

The Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Warrants and the Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

If and only if there is no effective registration statement registering the applicable shares of Common Stock, or no current prospectus available for such shares, the purchasers may exercise the Warrants by means of a “cashless exercise.”

If, at any time while the Warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding shares of common stock, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder will have the right to require us or a successor entity to repurchase its Warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the value per share of common stock in the Fundamental Transaction for each warrant share underlying the unexercised portion of its Warrants, that is being offered and paid to the holders of our common stock in connection with the Fundamental Transaction, without being required to exercise the Warrant or pay the exercise price thereof.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated January 7, 2021, we engaged H.C. Wainwright & Co., LLC, (“Wainwright” or the “placement agent”) to act as our placement agent in connection with this offering of the Shares pursuant to this prospectus supplement and accompanying prospectus. Wainwright is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into securities purchase agreements.

S-9

We expect to deliver the Shares being offered pursuant to this prospectus supplement on or about February 16, 2021, subject to satisfaction of certain closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.5% of the gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds of this offering, $65,000 for non-accountable and legal expenses, and $15,950 for clearing fees. We estimate the total expenses payable by us for this offering will be approximately $759,015, which amount includes the placement agent’s fees and reimbursable expenses and legal and other miscellaneous expenses.

We have also agreed to issue to the placement agent or its designees, at the closing of this offering, warrants to purchase a number of our shares equal to an aggregate of 7.5% of the Shares sold in this offering (or warrants to purchase up to 316,672 shares of our common stock). Such warrants will have substantially the same terms as the Warrants being sold and issued in the concurrent private placement, except that the placement agent’s warrant will have an exercise price equal to $2.1875 per share, which is 125% of the public offering price of the Shares set forth on the cover of this prospectus supplement and that the placement agent’s warrants will be exercisable for a term of five years from the commencement of the sales in connection with this offering. Neither the placement agent’s warrants nor the shares of our common stock issuable upon exercise thereof are being registered hereby.

We have granted the placement agent, subject to certain exceptions, a right of first refusal for a period of twelve months following the closing of this offering to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries. We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted and brought over-the-wall by the placement agent during the term of its engagement or introduced to us by the exclusive placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during a period of twelve months following the expiration or termination of the engagement letter.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent' activities and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright acts as our sales agent in connection with our at-the-market program, for which it has received, and may in the future receive, compensation. Wainwright also acted as our exclusive placement agent for our private offering of common stock and warrants in March 2020 and our three previous registered direct offerings consummated in January 2021, for which it received compensation. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

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LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon by our counsel, Maslon LLP, Minneapolis, Minnesota. Haynes and Boone, LLP, New York, New York has acted as counsel for the placement agent in connection with certain legal matters relating to this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Helomics Holding Corporation for the fiscal year ended December 31, 2018, as restated, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Schneider Downs & Co., Inc., certified public accountants registered with the Public Company Accounting Oversight Board, as auditor for Helomics Holding Corporation prior to the acquisition by the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part, with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company are available on the SEC’s internet site at http://www.sec.gov. and the Company’s website at http://www.predictive-oncology.com. Information on any Predictive website, any subsection, page, or other subdivision of any Predictive website, or any website linked to by content on any Predictive website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

S-11

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form unless such form expressly provides to the contrary):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, as amended on June 11 2020, and for the quarters ended June 30, 2020 and September 30, 2020;

•	Current Reports on Form 8-K filed on January 29, 2021, January 26, 2021, January 21, 2021, January 12, 2021, December 29, 2020, December 9, 2020, December 2, 2020, November 16, 2020, October 15, 2020, September 30, 2020, September 25, 2020, September 24, 2020, September 16, 2020, September 8, 2020, August 13, 2020, July 20, 2020, July 15, 2020, July 7, 2020, June 26, 2020, June 19, 2020, June 12, 2020, June 8, 2020, June 2, 2020, 2 reports filed on May 8, 2020, May 1, 2020, April 30, 2020, April 24, 2020, April 22, 2020, April 1, 2020, March 23, 2020, March 16, 2020, February 21, 2020, February 7, 2020, February 4, 2020, January 28, 2020, January 24, 2020, January 6, 2020, April 30, 2020, April 24, 2020, April 22, 2020, March 23, 2020, March 16, 2020, February 21, 2020, February 7, 2020, February 4, 2020, January 24, 2020, and January 6, 2020; and

•	The description of the Company’s common stock under the caption “Description of Predictive Capital Stock – Common Stock” in the Company’s Amendment No 2. to Registration Statement on Form S-4 as filed with the SEC on January 24, 2019.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Predictive Oncology Inc.

Attention: Corporate Secretary
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

(651) 389-4800

S-12

$20,000,000

Predictive Oncology Inc.

Common Stock

Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock

Debt Securities
Units

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $20.0 million. These securities may be convertible into or exchangeable for our other securities. This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our common stock.

We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

As of December 3, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or “public float,” was $11,794,036.00, based on 3,925,007 shares of outstanding common stock, of which 89,548 shares are held by affiliates, and a per share price of $3.075, which represents the average of the last bid and ask prices of our common stock on December 16, 2019. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold our securities pursuant to General Instruction I.B.6 of Form S-3 in the aggregate amount of $6,513,668.50, as calculated under such General Instruction. Pursuant to such General Instruction, in no event will we sell securities in a public primary offering in reliance on such General Instruction with a value exceeding one-third of our public float in any 12-month period.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” Under this shelf registration statement, we are registering the securities described in this prospectus with a total aggregate principal amount or initial purchase price not to exceed $50.0 million. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below.

Unless the context requires otherwise or unless otherwise indicated, all references to “Predictive,” “Skyline Medical,” “Company,” “we,” “our,” or “us” refer collectively to Predictive Oncology Inc.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

THE COMPANY

This summary contains basic information about us. You should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus supplement, including statements under this summary and “Risk Factors” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. References to “we,” “our,” “us,” the “Company,” or “Predictive” refer to Predictive Oncology Inc., a Delaware corporation.

Business Overview

Predictive Oncology Inc. (NASDAQ: POAI) operates in two business areas: first, applying artificial intelligence to personalized medicine and drug discovery to provide personalized medicine solutions for patients and clinicians as well as clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal.

Predictive’s medicine business is committed to improving the effectiveness of cancer therapy using the power of artificial intelligence (AI) applied to rich data disease databases. This business launched with Predictive’s acquisition of 25% of the capital stock of Helomics Holding Corporation (“Helomics”), a precision medicine company and integrated clinical contract research organization whose mission is to improve patient care by partnering with pharmaceutical, diagnostic, and academic organizations to bring innovative clinical products and technologies to the marketplace. In addition to its proprietary precision diagnostics for oncology, Helomics offers boutique Contract Research Organization (CRO) services that leverage their patient-derived tumor models, coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to its client’s specific needs.

Predictive has also formed a subsidiary, TumorGenesis, to pursue a new rapid approach to growing tumors in the laboratory, which essentially “fools” the cancer cells into thinking they are still growing inside the patient. Predictive and Helomics have also announced a proposed joint venture with GLG Pharma focused on using their combined technologies to bring personalized medicines and testing to ovarian and breast cancer patients, especially those who present with ascites fluid (over one-third of patients). The growth strategy in this business includes securing new partnerships and considering acquisitions in the precision medicine space.

On October 26, 2018, Predictive entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Helomics Acquisition, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Helomics. The Merger Agreement contemplated a forward triangular merger whereby Helomics would merge with and into Merger Sub, with Merger Sub surviving the Merger as a wholly-owned operating subsidiary of Predictive (the “Merger”). The Merger was completed on April 4, 2019 and provided the Company, as the sole owner of Helomics, with full access to Helomics’ suite of AI, precision diagnostic and integrated CRO capabilities, which improve patient care and advance the development of innovative clinical products and technologies for the treatment of cancers.

Sold through the Skyline Medical business of Predictive Oncology, The STREAMWAY System virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical’s STREAMWAY System fully automates the collection, measurement, and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.

For more information regarding Predictive’s businesses, please carefully consider the information contained in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider such information as well as other information we include or incorporate by reference in this prospectus.

1

Risks

We are subject to a number of risks. You should read the “Risk Factors” section of this prospectus beginning on page 3 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Corporate Information

We were originally incorporated on April 23, 2002 in Minnesota as BioDrain Medical, Inc. Effective August 6, 2013, BioDrain Medical, Inc. changed its name to Skyline Medical Inc. Pursuant to an Agreement and Plan of Merger effective December 16, 2013, Skyline Medical Inc. merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware corporation as the surviving corporation of the merger. On August 31, 2015, Skyline Medical Inc. completed a successful offering and concurrent uplisting to The NASDAQ Capital Market. On February 1, 2018, Skyline Medical Inc. filed with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation to change its corporate name from Skyline Medical Inc. to “Precision Therapeutics Inc.” On June 10, 2019, Precision Therapeutics Inc. filed with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation to change its corporate name from Precision Therapeutics Inc. to “Predictive Oncology Inc.” Because of this change, the Company’s common stock traded under the new ticker symbol “POAI,” effective June 13, 2019. Skyline Medical remains as a division of Predictive and principally manufactures the STREAMWAY System.

Our address is 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Our telephone number is (651) 389-4800, and our website address is www.precisiontherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

2

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, including the risk factors described in our quarterly report on Form 10-Q for the period ended September 30, 2019 (the “September 30, 2019 10-Q”). In addition, the risk factor included below under “Revised Risk Factor” replaces the risk factor with the same caption included in the September 30, 2019 10-Q. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

Revised Risk Factor

The Company’s certificate of incorporation, as amended, provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions between the Company and its stockholders, which could limit the Company’s stockholders’ ability to obtain a judicial forum viewed by the stockholders as more favorable for disputes with the Company or the Company’s directors, officers or employees.

The Company’s certificate of incorporation, as amended, provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation arising pursuant to any provision of the General Corporation Law or the corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the corporation governed by the internal affairs doctrine. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended. It could apply, however, to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and asserts claims under the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rule and regulations thereunder. There is uncertainty as to whether a court would enforce such provision with respect to claims under the Securities Act, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

If a court were to find the choice of forum provision contained in our certificate of incorporation, as amended, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to the Company’s management.

3

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus and the accompanying prospectus supplement are “forward-looking statements” that indicate certain risks and uncertainties related to the Company, many of which are beyond the Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this report. Important factors that may cause actual results to differ from projections include:

•	The Company will not be able to continue operating without additional financing;

•	Current negative operating cash flows;

•	The terms of any further financing, which may be highly dilutive and may include onerous terms;

•	Risks related to the recent Merger with Helomics; possible failure to realize anticipated benefits of the Merger; costs associated with the Merger may be higher than expected; the Merger may result in the disruption of the Company’s and Helomics’ existing businesses; and distraction of management and diversion of resources; delay in completion of the merger may significantly reduce the expected benefits;

•	Risks related to the Company’s proposed joint ventures, including the need to negotiate the definitive agreements for the joint ventures; possible failure to realize anticipated benefits of the joint ventures; and costs of providing funding to the joint ventures

•	Current negative operating cash flows, as well as the impact on our cash levels of advances to our strategic partners and possible future advances to such organizations or others;

•	The terms of any further financing, which may be highly dilutive and may include onerous terms;

•	Risk that we will be unable to protect our intellectual property or claims that we are infringing on others’ intellectual property;

•	The impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology;

•	Inability to raise sufficient additional capital to operate our business;

•	Risk that we never become profitable if our product is not accepted by potential customers;

•	Possible impact of government regulation and scrutiny;

•	Unexpected costs and operating deficits, and lower than expected sales and revenues, if any;

•	Adverse economic conditions;

•	Adverse results of any legal proceedings;

•	The volatility of our operating results and financial condition;

•	Inability to attract or retain qualified senior management personnel, including sales and marketing personnel;

•	The potential delisting of our common stock from The Nasdaq Capital Market if we do not continue to meet applicable listing standards; and

•	Other specific risks that may be alluded to in this prospectus or documents incorporated herein.

4

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Information regarding market and industry statistics contained in this prospectus is included based on information available to the Company that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this prospectus supplement and the accompanying prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

5

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered by the prospectus for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to:

•	make capital expenditures,

•	license or acquire intellectual property or technologies to incorporate into our products, or

•	fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments or agreements with respect to any acquisition as of the date of this prospectus.

6

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

General

On October 25, 2019, we filed an amendment to our Amended and Restated Certificate of Incorporation in order to effect a one-for-ten reverse stock split of our common stock (the “Reverse Split”), effective for trading purposes on October 29, 2019. The number of authorized shares of common stock remained unchanged at 100,000,000. The numbers of shares of common stock and prices per share indicated in this prospectus have been adjusted to reflect the Reverse Split. We are authorized to issue 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, of which 2,300,000 shares are authorized as Series B Convertible Preferred Stock, par value $0.01 per share, 3,500,000 shares are authorized as Series D Convertible Preferred Stock, par value $0.01 per share and 350 shares are authorized as Series E Convertible Preferred Stock, par value $0.01 per share.

Common Stock

As of December 3, 2019, we had 3,925,007 shares of common stock outstanding that were held by approximately 134 stockholders of record.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, provided that no proxy shall be voted if executed more than three years prior to the date of the stockholders’ meeting except if such proxy provides for a longer period. Holders of our common stock do not have cumulative voting rights.

The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights and there are no redemption provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered hereby will be fully paid and not liable for further call or assessment.

Except for directors, who are elected by receiving the highest number of affirmative votes of the shares entitled to be voted for them, or as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock then outstanding (if any), all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy. In the absence of a quorum for the transaction of business, any meeting may be adjourned from time to time. The stockholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Our Chairman of the Board or, in his absence, any other director designated from time to time by the board of directors, shall preside at all meetings of stockholders.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. The Board’s authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage such attempt.

Series B Convertible Preferred Stock Outstanding

In connection with an offering of units that closed on August 31, 2015, we issued as part of the units 1,895,010 shares of Series B Convertible Preferred Stock pursuant to a Certificate of Designation approved by our Board.

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The Series B Convertible Preferred Stock separated from the other securities included within the units as of February 29, 2016 and are currently convertible. Only 79,246 shares of Series B Convertible Preferred Stock remain outstanding as of October 2, 2019.

Each share of Series B Convertible Preferred Stock is convertible into one share of common stock. The number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Upon the occurrence of a “Fundamental Transaction”, each share of Series B Convertible Preferred Stock shall be automatically converted into one share of common stock of the Company, subject to the beneficial ownership limitation discussed in the next paragraph. A “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of voting stock after such consolidation or merger, or (2)sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than a Permitted Holder, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company. The term Permitted Holders means Josh Kornberg, Atlantic Partners Alliance and SOK Partners, LLC and each of their respective affiliates.

The Series B Convertible Preferred Stock is not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The Series B Convertible Preferred Stock has no voting rights, except that the holders of shares of a majority of the Series B Convertible Preferred Stock will be required to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially adversely affects the powers, preferences or special rights of the Series B Convertible Preferred Stock, whether by merger or consolidation or otherwise; provided, however, that (i) in the event of an amendment to terms of the Series B Convertible Preferred Stock, including by merger or consolidation, so long as the Series B Convertible Preferred Stock remains outstanding with the terms thereof materially unchanged, or the Series B Convertible Preferred Stock is converted into, preference securities of the surviving entity, or its ultimate parent, with such powers, preferences or special rights that are, in the good faith determination of the Board of the Company, taken as a whole, not materially less favorable to the holders of the Series B Convertible Preferred Stock than the powers, preferences or special rights of the Series B Convertible Preferred Stock in effect prior to such amendment or the occurrence of such event, taken as a whole, then such amendment or the occurrence of such event will not be deemed to materially and adversely affect such powers, preferences or special rights of the Series B Convertible Preferred Stock and (ii) the authorization, establishment or issuance by the Corporation of any other series of preferred stock with powers, preferences or special rights that are senior to or on a parity with the Series B Preferred Stock, including, but not limited to, powers, preferences or special rights with respect to dividends, distributions or liquidation preferences, shall not be deemed to materially and adversely affect the power, preferences or special rights of the Series B Preferred Stock, and in the case of either clause (i) or (ii), the holders shall not have any voting rights with respect thereto, and provided further that, (iii) prior to the date that is the six month anniversary of the Issuance Date, no amendment, alteration or repeal of any of the provisions of this Certificate of Designation shall be made that affects the powers, preferences or special rights of the Series B Preferred Stock in any manner, whether by merger or consolidation or otherwise. An amendment to the terms of the Series B Convertible Preferred Stock only requires the vote of the holders of Series B Convertible Preferred Stock.

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With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series B Convertible Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Series B Convertible Preferred Stock. As such, the Series B Convertible Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by the Company due to an arrearage in the payment of dividends or sinking fund installments.

The Series B Convertible Preferred Stock also has no liquidation rights or preemption rights, and there are no special classifications of our Board related to the Series B Convertible Preferred Stock.

The shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock have been duly authorized, validly issued and fully paid and are non-assessable. We have authorized and reserved at least that number of shares of common stock equal to the number of shares of common stock issuable upon conversion of all outstanding Series B Convertible Preferred Stock.

THE HOLDER OF SERIES B CONVERTIBLE PREFERRED STOCK DO NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK UNTIL THE HOLDER CONVERTS THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK.

There is no established public trading market for our Series B Convertible Preferred Stock, and we do not expect a market to develop. We do not intend to apply to list Series B Convertible Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series B Convertible Preferred Stock will be limited.

Series D Convertible Preferred Stock

On April 4, 2019, Predictive designated a series of preferred stock as “Series D Convertible Preferred Stock” with 3,500,000 shares, which were issued in connection with the business combination of Helomics Acquisition, Inc., a wholly-owned subsidiary of Predictive, with Helomics Holding Corporation in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated as of October 26, 2018 that was effective April 4, 2019. The holders of Precision Series D Convertible Preferred Stock are not entitled to vote on the election of directors or most other matters presented to stockholders. Such holders have the right to vote on limited matters specified in the Certificate of Designation including, generally, effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially and adversely affects the powers, preferences or special rights of the Series D Convertible Preferred Stock. Each share of Series D Convertible Preferred Stock is subject to automatic conversion, whereby each such share converts automatically on a 1:1 basis into a share of Predictive Common Stock upon the earlier of (i) the consummation of any fundamental transaction (e.g., a consolidation or merger, the sale or lease of all or substantially all of the assets of Precision or the purchase, tender or exchange offer of more than 50% of the outstanding shares of voting stock of Precision) or (ii) April 4, 2020.

The automatic conversion of Series D Convertible Preferred Stock is subject to certain beneficial ownership limitations, such that Precision will not affect any conversion of shares of Series D Convertible Preferred Stock into shares of Precision Common Stock to the extent that, after giving effect to such conversion, the holder of shares of Series D Convertible Preferred Stock, together with such holder’s affiliates, would beneficially own in excess of 4.99% of the number of shares of Precision Common Stock outstanding immediately after giving effect to the issuance of such conversion shares upon conversion by the applicable holder.

With respect to the payment of dividends and distribution of assets upon liquidation or dissolution or winding up of Precision, whether voluntary or involuntary, the Series D Convertible Preferred Stock shall rank equal to Precision Common Stock on an as-converted basis.

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Series E Convertible Preferred Stock

On June 13, 2019, the Company authorized 350 shares (“Series E Shares”) of Series E Convertible Preferred Stock (“Series E Stock”). There are 257.7 Series E Shares outstanding as of December 3, 2019, and the Company does not intend to issue any further Series E Shares. Each Series E Share has a liquidation value of $10,000. Upon liquidation, dissolution or winding up of the Corporation, the Series E Shares shall rank senior to the Series B Preferred Stock, Series D Preferred Stock and common stock. The Series E Shares shall not have dividend rights, and therefore no dividends will accrue on the Series E Shares.

Commencing on December 13, 2019 (six months after the date of first issuance), each Series E Share is convertible into 0.056857% of the Company’s issued and outstanding shares of common stock immediately prior to conversion (rounded down to the nearest whole share), subject to the limitations below. On the date that is twelve months after the Final Closing (as defined in the Certificate), the Company has the option to automatically convert the Series E Shares into shares of the Company’s common stock, upon the same terms as the optional conversion, subject to the limitations below.

The conversion of the Series E stock was originally subject to certain share caps required under Nasdaq’s Marketplace Rules. These caps were removed on October 23, 2019 when the stockholders of the Company approved the issuance of shares in excess of the caps.

The Company may redeem the Series E Stock on 10 days’ notice at 130% of the face value. Prior to redemption, the holders may convert their shares upon the same terms as the optional conversion.

In the event of a change of control of the Company (meaning an acquisition of 30% or more of the Company’s issued common shares by a single party/parties acting in concert) before the first anniversary of the Final Closing, the Company may compel holders to exercise the conversion rights of the Series E Share(s) at a time of Company’s choosing, upon the same terms as the optional conversion.

The Series E Shares will vote with the common stock as a single class on all matters submitted to a vote of stockholders of the Corporation other than any proposal to approve the issuance of the Excess Conversion Shares or any Individual Excess Conversion Shares. The Series E Shares will vote on an as-converted to common stock basis, taking into account the conversion limitations resulting from the Nasdaq Share Cap and the Individual Holder Share Cap, if and as applicable; however, the number of votes per Series E Share will not exceed 15,625.

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One of More New Series of Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

•	the number of shares constituting that series;

•	dividend rights and rates;

•	voting rights;

•	conversion terms;

•	rights and terms of redemption (including sinking fund provisions); and

•	rights of the series in the event of liquidation, dissolution or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

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•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders. In addition, note that while Delaware law permits companies to opt out of its business combination statute, our Certificate of Incorporation does not include this opt-out provision.

Certificate of Incorporation and Bylaws

Our current Certificate of Incorporation authorizes the issuance of “blank check” preferred stock that could be issued by our Board of Directors to defend against a takeover attempt. See “Preferred Stock” above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Listing

The shares of our common stock are listed on The NASDAQ Capital Market under the symbol “POAI.” On December 16, 2019, the last reported sale price per share for our common stock as reported by The NASDAQ Capital Market was $3.05.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock, or a combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of the warrants. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

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DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordination”;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

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Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.

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Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

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Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

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Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

•	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	change the stated maturity of any debt security;

•	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•	reduce the principal of an original issue discount security on acceleration of maturity;

•	reduce the rate of interest or extend the time for payment of interest on any debt security;

•	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

•	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

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The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

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We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

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(5)	all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and

•	subordinated debt securities.

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DESCRIPTION OF UNITS

This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with an offering of the units. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

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Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the gross proceeds received from the sale of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market, subject to compliance with applicable NASDAQ continued listing requirements. We may elect to list any series on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

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LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Maslon LLP, Minneapolis, Minnesota. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements for the fiscal year ended December 31, 2018 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Our financial statements for the fiscal year ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report of our former auditors, Olsen Thielen & Co., Ltd., certified public accountants registered with the Public Company Accounting Oversight Board. The financial statements of Helomics Holding Corporation for the fiscal years ended December 31, 2018 and 2017, as restated, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Schneider Downs & Co., Inc., certified public accountants registered with the Public Company Accounting Oversight Board, as auditor for Helomics Holding Corporation prior to the acquisition by the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov. and the Company’s website at www.skylinemedical.com. Information on any Skyline Medical website, any subsection, page, or other subdivision of any Skyline Medical website, or any website linked to by content on any Skyline Medical website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference  allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Amendment to Form 10-K filed on April 2, 2019;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•	Current Reports on Form 8-K filed December 19, 2019, December 17, 2019, November 15, 2019, October 28, 2019, October 25, 2019, October 24, 2019, October 10, 2019, September 30, 2019, September 26, 2019, September 26, 2019 (amendment), August 19, 2019, July 11, 2019, June 19, 2019, June 18, 2019 (amendment), June 13, 2019, June 4, 2019, May 23, 2019, May 17, 2019, May 17, 2019, May 15, 2019, May 8, 2019, April 10, 2019, April 2, 2019, April 1, 2019, March 22, 2019, March 14, 2019, March 8, 2019, March 5, 2019, March 1, 2019, February 26, 2019, February 19, 2019, February 12, 2019, February 7, 2019, January 28, 2019 (amendment), January 25, 2019, January 22, 2019, January 18, 2019, January 17, 2019, January 14, 2019 and January 3, 2019.

•	The description of the Company’s common stock under the caption “Description of Predictive Capital Stock – Common Stock” in the Company’s Amendment No. 2 to Registration Statement on Form S-4 as filed with the SEC on January 24, 2019.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Predictive Oncology Inc.

Attention: Bob Myers

2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

(651) 389-4800

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PREDICTIVE ONCOLOGY INC.

4,222,288 Shares

Common Stock

____________________________

PROSPECTUS SUPPLEMENT

____________________________

H.C. Wainwright & Co.

February 10, 2021